Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 21, 2023, between Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals, Inc., a Delaware corporation as the initial purchaser (the “Initial Purchaser”), and the Agent.

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Initial Purchaser, and the Initial Purchaser, desires to purchase from the Company, a promissory note and certain Warrants of the Company as more fully described in this Agreement; and

WHEREAS, contemporaneous with the execution of this Agreement, (i) the Initial Purchaser, Sorrento, Scintilla Pharmaceuticals, Inc. and the Company entered into that certain Assignment, Assumption and Release Agreement (the “DIP Assignment Agreement”), dated as of September 21, 2023, pursuant to which, among other things, the Company assumed the indebtedness obligations of the debtors relating to the Senior DIP Facility, and (ii) the Initial Purchaser and Sorrento entered into that certain Mutual Termination and Release Agreement (the “Oramed SPA Termination”), dated as of September 21, 2023, pursuant to which, among other things, the parties thereto terminated all rights and obligations relating to the Oramed SPA.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Initial Purchaser agree as follows:

Article I.
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Account Control Agreement(s)” shall have the meaning ascribed to such term in the Note.

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agent” means Acquiom Agency Services LLC, a Colorado limited liability company, as collateral agent for the Note Holders.

“Agent Fee Letter” means the Agent Fee Letter, dated as of September 21, 2023, between the Agent and the Company.

“Agent Indemnitees” shall have the meaning ascribed to such term in Section 5.23.

“AR Facility” shall have the meaning ascribed to such term in the Note.

“Bankruptcy Case” means the Seller’s voluntary proceedings under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court, which are being jointly administered under the caption In re Sorrento Therapeutics, Inc., et al, Case No. 23-90085 (Bankr. S.D. Tex.).

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of Texas or such other court having competent jurisdiction over the Bankruptcy Case.

“Board of Directors” means the board of directors of the Company.

“BRE” shall have the meaning ascribed to such term in the Note.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by Law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by Law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent set forth in Section 2.3, in each case, have been satisfied or waived, but in no event prior to 9:30 a.m. on September 21, 2023.

“Closing Warrant” means the warrant to purchase Common Stock delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(A), which warrant shall have an exercise price of $0.01 per Warrant Share, and be exercisable for 4,500,000 Warrant Shares, in the form of Exhibit C attached hereto.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Paul Hastings LLP with offices located at 200 Park Ave, New York, New York, 10166.

“DIP Assignment Agreement” shall have the meaning ascribed to such term in the Recitals.

“DIP Assumption” means the Senior DIP Assumption (as defined in the DIP Assignment Agreement) and the other transactions contemplated by the DIP Assignment Agreement.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Disclosure Time” means, (i) if this Agreement is signed on a day that is not a Trading Day or after 9:00 a.m. (New York City time) and before midnight (New York City time) on any Trading Day, 9:01 a.m. (New York City time) on the Trading Day immediately following the date hereof, and (ii) if this Agreement is signed between midnight (New York City time) and 9:00 a.m. (New York City time) on any Trading Day, no later than 9:01 a.m. (New York City time) on the date hereof.

“Effective Date” means the earliest of the date that (a) a Registration Statement covering the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) has been declared effective by the Commission, or (b) all of the Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of the Warrant Shares pursuant to such exemption which opinion shall be in form and substance reasonably acceptable to such holders.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, or options or other equity awards to employees, officers, or directors or consultants of the Company pursuant to any stock, equity or option plan or agreement duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, and provided, that the aggregate number of shares of Common Stock subject to such stock, equity or option plans or agreements do not exceed 5% of the Company’s issued and outstanding shares of Common Stock on the date of the Purchase Agreement, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and any securities upon exercise of securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equityholders of a Person) that is not an officer or director of the Company or any of their Affiliates, and which such Person is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) shares of Common Stock issued and sold pursuant to the ATM Program (as defined in the Note) or the ELOCs (as defined in the Note).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Fees and Expenses Reimbursement” shall have the meaning ascribed to such term in Section 5.2.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“HB Settlement Agreement” shall have the meaning ascribed to such term in Section 4.10.

“Hudson Bay” means Hudson Bay Capital Management LP, HBC Investments LLC, Cove Lane Onshore Fund LLC, and any of their respective Affiliates.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(bb).

“Initial Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Law” means applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, other applicable laws, statutes, ordinances, rules, regulations, judgments, injunctions, orders and decrees of general application.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Management Sale Letters” means, collectively, (i) that certain Management Sale Letter Agreement, dated as of the September 21, 2023, by and among, the Company, Oramed and Henry Ji, and (ii) that certain Management Sale Letter Agreement, dated as of the September 21, 2023, by and among, the Company, Oramed and Jaisim Shah.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Note” means the Senior Secured Promissory Note due, subject to the terms herein and therein, 18 months from the date of issuance, issued by the Company to the Initial Purchaser hereunder, in the form of Exhibit A attached hereto.

“Note Holder” shall have the meaning ascribed to such term in the Note.

“Oramed SPA” means that certain Stock Purchase Agreement, dated as of August 7, 2023, by and between the Initial Purchaser and Sorrento, as amended.

“Oramed SPA Termination” shall have the meaning ascribed to such term in the Recitals.

“Perfection Certificate” means a perfection certificate to be executed and delivered by the Company in a form acceptable to the Initial Purchaser.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledged Securities” means any and all certificates and other instruments representing or evidencing all of the capital stock and other equity interests of the Subsidiaries.

“Principal Amount” means the amount to be paid by the Initial Purchaser for the Note and Warrants purchased hereunder set forth below the Initial Purchaser’s signature block on the signature pages hereto next to the heading “Principal Amount,” in United States Dollars, which shall equal $101,875,000.00. For the avoidance of doubt, the Principal Amount set forth in the foregoing sentence is inclusive of (and not in addition to) the amount of the Initial Rolled Expense Amount.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Registration Rights Agreement” means a Registration Rights Agreement, to be entered into, among the Company and the Initial Purchaser, in the form attached hereto as Exhibit B.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Warrant Shares by the Initial Purchaser as provided for in the Registration Rights Agreement.

“Related Parties” means, with respect to any Person, such Person’s affiliates and the partners, officers, directors, trustees, employees, shareholders, members, attorneys and other advisors, agents and controlling persons of such Person and of such Person’s affiliates and “Related Party” shall mean any of them.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Holders” shall have the meaning ascribed to such term in the Note.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means a Security Agreement, to be entered into, among the Company, the Company’s Subsidiaries and the Agent, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Security Documents” shall mean, collectively, the Security Agreement, the Perfection Certificate, the Subsidiary Guarantee, any original certificated Pledged Securities, along with executed blank stock powers to the Pledged Securities to the extent such Pledged Securities are certificated, the Account Control Agreements, and any other documents and filing required thereunder in order to grant the Note Holders a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Senior DIP Facility” means that certain Senior Secured, Superpriority Debtor-In-Possession Loan and Security Agreement, dated as of August 8, 2023, by and among Sorrento, Scintilla Pharmaceuticals, Inc. and the Initial Purchaser, as amended. As of the Closing Date, the aggregate outstanding amount of the Senior DIP Facility is $101,875,000, comprised of $100,000,000 principal, $875,000 accrued and unpaid interest and $1,000,000 fees and expenses payable under the Senior DIP Facility (the “DIP Facility Obligations”).

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include locating and/or borrowing shares of Common Stock).

“Sorrento” means Sorrento Therapeutics, Inc., a Delaware corporation, which is a debtor-in-possession.

“Sorrento Repurchase” shall mean the transactions contemplated by the Sorrento Stock Purchase Agreement.

“Sorrento Stock Purchase Agreement” shall have the meaning ascribed to such term in Section 2.2(a)(xi).

“Specified Licensors” means Oishi Koseido Co., LTD and Itochu Chemical Frontier Corporation.

“Subordination Agreement” means a Subordination Agreement, to be entered into, between the Agent, Scilex Pharmaceuticals, Inc. and eCapital Healthcare Corp., as lender under the AR Facility, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Subsequent Warrants” means the warrants to purchase Common Stock delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(C), which warrants shall have an exercise price of $0.01 per Warrant Share, and be exercisable for an aggregate number of 8,500,000 Warrant Shares, in the form of Exhibit D attached hereto.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, to be entered into, by the Subsidiaries of Company party thereto from time to time in favor of the Note Holders, acceptable to the Initial Purchaser in form and substance in its sole discretion.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, the Warrants, the Registration Rights Agreement, the Security Agreement, the other Security Documents, the Subsidiary Guarantee, the Management Sale Letters, the DIP Assignment Letter, the Oramed SPA Termination, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Continental Stock Transfer & Trust Company, the current transfer agent of the Company, with an address of 1 State Street, 30th Floor, New York, New York 10004 and any successor transfer agent of the Company.

“Transferred Warrants” means the outstanding warrants to purchase Common Stock owned by Sorrento and transferred and delivered to the Initial Purchaser at the Closing in accordance with Section 2.2(a)(iv)(B) hereof, which warrants have an exercise price of $11.50 per Warrant Share, and are collectively exercisable for 4,000,000 Warrant Shares, in the form of Exhibit E attached hereto.

“Variable Rate Transaction” has the meaning set forth in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB Venture Market (“OTCQB”) or OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on the Pink Open Market (“Pink Market”) operated by OTC Markers, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Initial Purchaser of a majority in interest of the Warrant Shares subject to Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“Warrants” means, collectively, the Closing Warrant, the Subsequent Warrants, and the Transferred Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

Article II.
PURCHASE, SALE AND ISSUANCE

2.1 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, in exchange for (i) the Initial Purchaser’s approval of and consent to the DIP Assumption, and (ii) the agreement of the Initial Purchaser to the Oramed SPA Termination, the Company agrees to issue to the Initial Purchaser, and the Initial Purchaser agrees to purchase, the Note in a principal amount equal to $101,875,000.00 and the Warrants. At the Closing, the Company shall deliver to the Initial Purchaser the Note and deliver to the Initial Purchaser (or its designees identified in writing prior to the Closing), the Warrants pursuant to Section 2.2(a), and the Company and the Initial Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall take place remotely by electronic transfer of the Closing documentation. This Agreement and the Note, following the consummation of the DIP Assumption, amend and restate and replace in its entirety the Senior DIP Facility, and the obligations set forth herein and in the other Transaction Documents amend and restate and replace in their entirety the DIP Facility Obligations, and any additional documentation governing the Senior DIP Facility shall be deemed to be cancelled, terminated, and extinguished, and replaced in their entirety with the Transaction Documents.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Initial Purchaser the following:

(i) this Agreement, duly executed by the Company;

(ii) a customary legal opinion of Company Counsel, dated as of the Closing Date, in the form reasonably acceptable to the Initial Purchaser;

(iii) the Note, duly executed by the Company;

(iv) each of (A) the Closing Warrant, (B) the Transferred Warrants, and (C) four (4) Subsequent Warrants, each for 2,125,000 Warrant Shares and with one of each such Subsequent Warrant having a vesting date of 180 days following the Closing Date, 270 days following the Closing Date, 360 days following the Closing Date, or 450 days following the Closing Date, as applicable, in each case, duly executed by the Company and registered in the name of the Initial Purchaser (or its designees identified in writing prior to the Closing);

(v) the Security Agreement along with all of the Security Documents, including the Subsidiary Guarantee and the Account Control Agreements and 2nd Lien Account Control Agreements (as defined in the Note) (to the extent such Account Control Agreements and 2nd Lien Account Control Agreements are required to be delivered pursuant to the terms of the Note or the Security Documents, in each case, subject to the time period(s) set forth therein), duly executed by the Company and the Subsidiaries thereto, the Pledged Securities (to the extent such Pledged Securities are certificated) and corresponding stock powers;

(vi) the Registration Rights Agreement, duly executed by the Company;

(vii) the Company and each Subsidiary shall have delivered a certificate, executed on behalf of the Company or such Subsidiary, as applicable, by its Secretary (or other comparable officer), dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors (or similar governing body) of the Company or such Subsidiary, as applicable, approving the transactions contemplated by this Agreement and the other Transaction Documents, certifying the current versions of the Company’s or such Subsidiary’s, as applicable, certificate or articles of incorporation and bylaws and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company or such Subsidiary, as applicable;

(viii) the Company shall have delivered a certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Accounting Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Section 2.3;

(ix) the Company and each of Henry Ji and Jaisim Shah, as applicable, shall have duly executed and delivered to the Initial Purchaser each Management Sale Letter;

(x) [reserved];

(xi) duly executed Stock Purchase Agreement by and between the Company and Sorrento with respect to the Sorrento Repurchase (the “Sorrento Stock Purchase Agreement”), the form of which is attached hereto as Exhibit F, which the Initial Purchaser hereby acknowledges and agrees is in the form that is acceptable to the Initial Purchaser;

(xii) the Subordination Agreement duly executed by Scilex Pharmaceuticals, Inc., the Agent and eCapital Healthcare Corp.;

(xiii) [reserved];

(xiv) [reserved];

(xv) the payment of the portion of the Fees and Expenses Reimbursement to be delivered at the Closing (for the avoidance of doubt, the Initial Rolled Expense Amount shall be added to the Note Principal at Closing);

(xvi) the DIP Assignment Agreement, duly executed by the Company and Sorrento; and

(xvii) to the extent entered into at or prior to the Closing, all documentation in respect of the B. Riley Indebtedness or the Yorkville Indebtedness (each as defined in the Note).

(b) On or prior to the Closing Date, the Initial Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement duly executed by the Initial Purchaser;

(ii) the Security Agreement duly executed by the Initial Purchaser and the Agent;

(iii) the Registration Rights Agreement duly executed by the Initial Purchaser;

(iv) the Subordination Agreement duly executed by the Agent;

(v) the DIP Assignment Agreement, duly executed by the Initial Purchaser; and

(vi) a duly completed and validly executed IRS Form W-9 indicating the Initial Purchaser is a “U.S. person” for U.S. federal income tax purposes.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date of the representations and warranties of the Initial Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Initial Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Initial Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Initial Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects or, to the extent representations or warranties are qualified by materiality or Material Adverse Effects, in all respects) as of such date);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company;

(v) no Default (as defined in the Note) or Event of Default (as defined in the Note) shall have occurred and be continuing;

(vi) all of the conditions precedent to the consummation of the Sorrento Stock Purchase Agreement shall have been satisfied (subject only to funding of any portion of the purchase price for the Sorrento Repurchase to be funded in cash at the closing of the transactions contemplated thereby) and substantially concurrently with the Closing, the Sorrento Repurchase shall have been consummated;

(vii) the Company shall have delivered to the Initial Purchaser evidence reasonably satisfactory to the Initial Purchaser that all Liens (revealed by the Lien, tax and judgment searches conducted on the Company and its Subsidiaries in connection with transactions contemplated hereby) are Permitted Liens (as defined in the Note) or have been, or substantially contemporaneously with the Closing, will be, released;

(viii) [reserved];

(ix) there shall exist no action, suit, investigation, litigation or proceeding affecting the Company or any of the Subsidiaries pending or, threatened before any governmental authority that purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the transactions contemplated by this Agreement;

(x) the Initial Purchaser shall have received reasonably satisfactory evidence that the Company has obtained all governmental authorizations, including bankruptcy court approvals, and third party consents and approvals necessary in connection with the transactions contemplated by this Agreement and the Sorrento Stock Purchase Agreement;

(xi) all financing statements, Account Control Agreements, 2nd Lien Account Control Agreements (to the extent such Account Control Agreements and/or 2nd Lien Account Control Agreements are required to be delivered pursuant to the terms of the Note or the Security Documents, in each case, subject to the time period(s) set forth therein) and other Security Documents necessary to perfect the Agent’s first priority security interest, for the benefit of the Note Holders, in substantially all of the assets of the Company and its Subsidiaries shall have been duly executed, filed or recorded, as applicable;

(xii) [reserved]

(xiii) [reserved]

(xiv) the Blocked Account (as defined in the Note) shall have been established;

(xv) the Warrant Shares shall be approved for listing on the Principal Market (as defined in the Note);

(xvi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Initial Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing; and

(xvii) the Initial Purchaser shall have received from Sorrento the Oramed SPA Termination, in form and substance reasonably satisfactory to Initial Purchaser and duly executed by Sorrento.

Article III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth (i) in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein, to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, or (ii) in the SEC Reports (as defined below) that are available on the SEC’s website through the EDGAR system prior to the date of this Agreement, the Company hereby makes the following representations and warranties to the Initial Purchaser, as of the date hereof (other than representations and warranties which address matters only as of a certain date, which shall be true and correct as written as of such certain date):

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (other than Permitted Liens and restrictions contained in the organizational documents of the Company or its Subsidiaries and restrictions arising from applicable securities Laws), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to conduct their respective business and is in good standing (to the extent applicable) as a foreign corporation or other entity in each jurisdiction in which the nature of their respective business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in:

(i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c) Authorization; Enforcement.

(i) The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (A) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable Law.

(ii) Each Subsidiary party to the Subsidiary Guarantee has the requisite power and authority to enter into and to consummate the transactions contemplated by such Subsidiary Guarantee and otherwise to carry out its obligations thereunder. The execution and delivery of the Subsidiary Guarantee and the consummation by the applicable Subsidiary of the transactions contemplated thereby have been duly authorized by all necessary corporate or other action on the part of the applicable Subsidiary, and no further corporate or other action is required by the respective Subsidiary, its managers or its members in connection therewith. The Subsidiary Guarantee has been (or upon delivery will have been) duly executed by the respective Subsidiaries and, when delivered in accordance with the terms thereof, will constitute the valid and binding obligation of the respective Subsidiary enforceable against such Subsidiary in accordance with its terms, except (A) as listed by general equitable principals and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (B) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (C) insofar as indemnification and contribution provisions may be limited by applicable Law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (other than Permitted Liens) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument evidencing Company or Subsidiary Indebtedness, other than in relation to any agreement, credit facility, debt or other instrument that is expected to be repaid or redeemed in full on or before the Closing Date (iii) subject to the Required Approvals, conflict with or result in a violation of any Law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, or (iv) conflict with, violate any provision of, or constitute a default under a contract providing for any exclusivity obligations or similar restrictions that are binding on the Company; except in the case of each of clause (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission pursuant to the Registration Rights Agreement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state or federal securities Laws, (v) filings to be made under the Security Documents and (vi) any necessary approval from the Bankruptcy Court (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance equal to the aggregate number of Warrant Shares on the date hereof.

(g) Capitalization. The capitalization of the Company as of the date hereof is as set forth on Schedule 3.1(g). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or the capital stock of any Subsidiary, or written contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. The issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Initial Purchaser). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary (it being understood that this representation and warranty is not qualified by any reference to the SEC Documents). There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in material compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities (other than the Required Approvals). Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, as the case may be, including pursuant to Section 13(a) or 15(d) thereof, since November 11, 2022 (the foregoing materials filed prior to the date of this Agreement, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as set forth on Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (C) the AR Facility and (D) liabilities that were disclosed or reserved against in the Company’s financial statements (including the notes thereto), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. To the knowledge of the Company, except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(j) Litigation. Except as set forth on Schedule 3.1(j), there is no material action, suit, notice of violation, or legal proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”). Except as set forth on Schedule 3.1(j), none of the Actions set forth on Schedule 3.1(j) could, if determined adversely to the Company or its Subsidiaries, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received any written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument governing Indebtedness to which it is a party or by which it or any of its properties is bound that has not been waived, in each case other than in relation to any indenture, loan or credit agreement or any other agreement or instrument that is expected to be repaid or redeemed in full on or before the Closing Date, (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local Laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. To the knowledge of the Company and its Subsidiaries, the Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title to all real property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Permitted Liens (as defined in the Note), (ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made of such property by the Company and the Subsidiaries and (iii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects.

(p) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in Schedule 3.1(p), none of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions with Affiliates and Employees. Except as set forth on Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $500,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company, (iii) other employee benefits, including stock option agreements under any stock option plan of the Company and (iv) loans and other extensions of credit to directors and officers of the Company and/or any Subsidiaries for travel or business expenses or other employment-related purposes in the ordinary course of business.

(s) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d- 15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(t) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Initial Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(f) that may be due in connection with the transactions contemplated by the Transaction Documents.

(u) Private Placement. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Initial Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(v) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. Other than the Initial Purchaser, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, since November 11, 2022, received any written notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and as of the date of this Agreement has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the Laws of its state of incorporation that is or could become applicable to the Initial Purchaser as a result of the Initial Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Initial Purchaser’s ownership of the Securities.

(z) Disclosure. All of the disclosure furnished by or on behalf of the Company to the Initial Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Initial Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(aa) No Integrated Offering. Assuming the accuracy of the Initial Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(bb) Indebtedness. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the purchase of the Note hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization Laws of any jurisdictions within one year from the Closing Date. Schedule 3.1(bb) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” has the meaning set forth in the Note.

(cc) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required to be made or filed by it by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges required to be paid by it that are material in amount, shown or determined to be due on such returns, reports and declarations, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes required to be paid by it for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(dd) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Initial Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(ee) Foreign Corrupt Practices. In the prior five (5) years, neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of applicable Law or (iv) violated in any material respect any provision of FCPA.

(ff) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ff). To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2023.

(gg) Seniority. As of the Closing Date, except as set forth on Schedule 3.1(gg) the AR Facility (subject to the Subordination Agreement), and the Acceptable Indebtedness (to the extent permitted under the Note), no Indebtedness or other claim against the Company is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(hh) No Disagreements with Accountants and Lawyers. To the knowledge of the Company, there are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(ii) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Initial Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Initial Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Initial Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Initial Purchaser’s purchase of the Securities. The Company further represents to the Initial Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(jj) Acknowledgment Regarding Initial Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) the Initial Purchaser has not been asked by the Company to agree, nor has the Initial Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Initial Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Initial Purchaser, and counter-parties in “derivative” transactions to which the Initial Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Initial Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (y) the Initial Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(kk) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities in violation of Regulation M, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ll) BRE. The BRE was formed solely for the purpose of acquiring and/or holding the Purchased Securities (as defined in the Sorrento Stock Purchase Agreement), and, except for the Sorrento Stock Purchase Agreement and any instruments of transfer entered into in connection therewith in respect of the Purchased Securities, the BRE is not now and has never been party to any contract, agreement or arrangement and has not conducted any activities other than its entrance into the Sorrento Stock Purchase Agreement and such instruments of transfer. BRE’s sole obligations pursuant to the Sorrento Stock Purchase Agreement are to receive the Purchased Securities. BRE has no liabilities or obligations pursuant to the Sorrento Stock Purchase Agreement that survive the closing of the transactions contemplated thereby, and upon such closing the BRE shall hold the Purchased Securities free and clear of any Liens other than Liens arising pursuant to the Note.

(mm) Stock Option Plans. Each stock option granted by the Company under one of the Company’s equity incentive plans was granted (i) in accordance with the terms of the applicable equity incentive plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable Law. Except as set forth on Schedule 3.1(mm), no stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(nn) Cybersecurity. (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable Laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(oo) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(pp) Money Laundering. In the last five (5) years, the operations of the Company and its Subsidiaries are and have been conducted in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Initial Purchaser a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Securities.

(ss) Notice of Disqualification Events. The Company will notify the Initial Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(tt) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company shall so certify upon the Initial Purchaser’s written request.

(uu) Sorrento Stock Purchase Agreement. A true and accurate copy of the Sorrento Stock Purchase Agreement is set forth on Schedule 3.1(uu). The Sorrento Stock Purchase Agreement is in full force and effect and there has been no amendment or modification thereof and the Company has not waived any provisions of the Sorrento Stock Purchase Agreement. Under the terms of the Sorrento Stock Purchase Agreement, Sorrento has retained the benefits of ownership of, and voting power over, the securities subject to the Sorrento Repurchase at all times prior to the consummation of the Sorrento Repurchase. The Company will not enter into any amendment, waiver or other modification of the Sorrento Stock Purchase Agreement without the prior written consent of the Initial Purchaser.

(vv) Specified Licensors.  With respect to each of the Specified Licensors: (i) except any Anticipated/Known Breach (as defined in the Note), there exists no event of default or breach and no event has occurred which would or would reasonably be expected to result in an event of default or breach or prevent the Company or any Subsidiary from obtaining any benefit under any product development agreement, licensing agreement, license or similar agreement (“Licenses”) with such Specified Licensor(s); (ii) such Specified Licensor has not notified (orally or in writing) the Company or any of its Subsidiaries that such Specified Licensor intends to terminate, suspend, cancel or otherwise modify, amend or alter any of its Licenses to, licensing agreements with or its business relationship with the Company or any of its Subsidiaries in any manner that would be adverse to the Company and its Subsidiaries or the business conducted thereby; (iii) none of the Company or any of its Subsidiaries has been engaged in any material dispute with such Specified Licensor; and (iv) there has not occurred any change, event, circumstance or condition that has resulted in, or would reasonably be likely to result in, a material change in the Company’s or any of its Subsidiaries’ business relationship with such Specified Licensor.

3.2 Representations and Warranties of the Initial Purchaser. The Initial Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a) Organization; Authority. The Initial Purchaser is an entity duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Initial Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate action on the part of the Initial Purchaser. Each Transaction Document to which it is a party has been duly executed by the Initial Purchaser, and when delivered by the Initial Purchaser in accordance with the terms hereof, will constitute its valid and legally binding obligation, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) Own Account. The Initial Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities Law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities Law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities Law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities Law (this representation and warranty not limiting the Initial Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities Laws). The Initial Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Initial Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

(d) General Solicitation. The Initial Purchaser is not, to its knowledge, purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to its knowledge, any other general solicitation or general advertisement.

(e) Acknowledgement. The Initial Purchaser acknowledges and agrees that neither the Company nor any Subsidiary makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.1 hereof. The Initial Purchaser further represents to the Company that its decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Initial Purchaser and its representatives.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Initial Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Initial Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Initial Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to other Persons party to this Agreement or to the Initial Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Initial Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Initial Purchaser (or its broker or other financial representative) to effect Short Sales or similar transactions in the future.

The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect the Initial Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby. Notwithstanding the foregoing, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to locating or borrowing shares in order to effect Short Sales or similar transactions in the future.

Article IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with applicable state and federal securities Laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Initial Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act; provided, however, that, at the election of the transferor, the transferor may instead provide the Company with reasonable assurances in the form of a seller and broker representation letter that is customary for the applicable exemption under the Securities Act or the rules and regulations of the SEC thereunder under which such Note (or applicable portion thereof) is to be sold, assigned or transferred and which letter is reasonably acceptable to the Company that the Note can be sold, assigned or transferred in compliance with such exemption; provided, that a representation letter that is in a form agreed to by the Initial Purchaser and the Company shall automatically be deemed reasonably acceptable to the Company, subject to any modifications as may be reasonably requested by the Company or required by applicable law. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement applicable to the Securities to be transferred thereto and the Registration Rights Agreement and shall have the same rights and obligations as the Initial Purchaser under this Agreement and the Registration Rights Agreement, except where modification of such rights or obligations as among the Initial Purchaser and a transferee of Securities is necessary as determined by the Initial Purchaser in its good faith discretion to account for a transfer of less than all of the Securities held by the Initial Purchaser or an Affiliate thereof. As soon as reasonably practicable following the Closing, the Company and Initial Purchaser will cooperate in good faith to agree upon a form of a customary seller and broker representation letter for a transfer relying upon applicable exemptions from registration under Rule 144 or such other applicable rules and regulations as the parties mutually determine.

(b) The Initial Purchaser agrees, and each Note Holder will agree, to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities substantively in the following form:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE/ THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT] BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

The Company acknowledges and agrees that the Initial Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Initial Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Initial Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c) Certificates evidencing the Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the Warrants), (iii) if such Warrant Shares are eligible for sale without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions under Rule 144 (assuming cashless exercise of the Warrants) or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Provided one or more of the preceding conditions are met, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent or the Initial Purchaser promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder, or if requested by the Initial Purchaser, respectively. If a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Warrant Shares may be sold without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Initial Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the Initial Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Article IV. Certificates for Warrant Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Initial Purchaser by crediting the account of the Initial Purchaser’s prime broker with the Depository Trust Company System as directed by the Initial Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend.

(d) In addition to the Initial Purchaser’s other available remedies, the Company shall pay to the Initial Purchaser, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 4.1(c), $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after the Legend Removal Date) for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend and (ii) if the Company fails to (a) issue and deliver (or cause to be delivered) to the Initial Purchaser by the Legend Removal Date a certificate representing the Securities so delivered to the Company by the Initial Purchaser that is free from all restrictive and other legends and (b) if after the Legend Removal Date the Initial Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Initial Purchaser of all or any portion of the number of shares of Common Stock, or a sale of a number of shares of Common Stock equal to all or any portion of the number of shares of Common Stock that the Initial Purchaser anticipated receiving from the Company without any restrictive legend, then, an amount equal to the excess of the Initial Purchaser’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) over the product of (A) such number of Warrant Shares that the Company was required to deliver to the Initial Purchaser by the Legend Removal Date multiplied by (B) the lowest closing sale price of the Common Stock on any Trading Day during the period commencing on the date of the delivery by the Initial Purchaser to the Company of the applicable Warrant Shares (as the case may be) and ending on the date of such delivery and payment under this clause (ii).

(e) The Initial Purchaser agrees with the Company that it will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Initial Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) Until the earlier of the time that (i) the Initial Purchaser does not own Securities or (ii) the Warrants have expired and the Note has been repaid in full, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time following the date that is six (6) months after the date hereof, if the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) becomes an issuer described in Rule 144 (i)(1)(i), in the future and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the Initial Purchaser’s other available remedies, the Company shall pay to the Initial Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate subscription amount of the Initial Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Initial Purchaser to transfer the Warrant Shares pursuant to Rule 144. The payments to which the Initial Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Initial Purchaser’s right to pursue actual damages for the Public Information Failure, and the Initial Purchaser shall have the right to pursue all remedies available to it at Law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Warrant Exercise Procedures. The form of Notice of Exercise included in the Warrants sets forth the totality of the procedures required of the Initial Purchaser in order to exercise the Warrants. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants. No additional legal opinion, other information or instructions shall be required of the Initial Purchaser to exercise its Warrants. The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Securities Laws Disclosure; Publicity. The Company and the Initial Purchaser shall (a) by the Disclosure Time, issue a press release disclosing the transactions contemplated hereby, and (b) file a Current Report on Form 8-K with the Commission within the time required by the Exchange Act. The Company and the Initial Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Initial Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Initial Purchaser, or without the prior consent of the Initial Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by Law (and, for the avoidance of doubt, nothing in this Agreement or the other Transaction Documents shall restrict the Initial Purchaser’s ability to file any public filing that it deems reasonably necessary to comply with applicable Laws), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication; provided that such notice will not be required for information previously disclosed in the SEC Reports or in any press release. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Initial Purchaser, or include the name of the Initial Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Initial Purchaser, except (a) as required by federal securities Law in connection with (i) any registration statement contemplated by the Registration Rights Agreement and (ii) the filing of final forms of Transaction Documents with the Commission and (b) to the extent such disclosure is required by Law or Trading Market regulations, in which case the Company shall provide the Initial Purchaser with prior notice of such disclosure permitted under this clause (b) and reasonably cooperate with the Initial Purchaser regarding such disclosure.

4.7 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Initial Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Initial Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Initial Purchaser.

4.8 [Reserved].

4.9 [Reserved].

4.10 Indemnification of Initial Purchaser. Subject to the provisions of this Section 4.10, the Company will indemnify and hold the Initial Purchaser and its directors, officers, shareholders, members, partners, employees, successors, assigns, and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Initial Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, an “Initial Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees (provided, that in the event the Initial Purchaser assigns the Note or any portion thereof to any other Person, such attorneys’ fees shall be limited to a single counsel for Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole, and a single local counsel for Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole, in each relevant jurisdiction and, solely in the case of an actual or potential conflict of interest, a single additional counsel in each applicable jurisdiction to each affected similarly situated group of Agent, the Initial Purchaser and the holders of any Additional Notes (as defined in the Note), taken as a whole) and costs of investigation that any such Initial Purchaser Party suffers or incurs, directly or indirectly, as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action threatened or instituted against the Company, Sorrento or any Initial Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company or any other Person (including Hudson Bay or any other current or former financing source (or prospective or potential financing source)) who is not an Affiliate of such Initial Purchaser Party, with respect to (i) any claim arising from or relating to any financing, advisory or similar engagement or agreement (written or oral) between the Company and any Person, including pursuant to or in connection with any banking or placement fees, brokerage commissions, exclusivity rights (including any exclusive right to provide financing), rights of refusal, “most favored nations” or similar agreements or arrangements, or (ii) any of the terms of or transactions contemplated by the Transaction Documents, the Oramed SPA, or the Senior DIP Facility (in each case, unless such action is solely based upon a material breach of such Initial Purchaser Party’s representations, warranties or covenants under the Transaction Documents, the Oramed SPA, or the Senior DIP Facility or any agreements or understandings such Initial Purchaser Party may have with any such Person or any violations by such Initial Purchaser Party of state or federal securities Laws or any conduct by such Initial Purchaser Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct), or (iii) any claim arising from or relating to that certain Settlement Agreement, dated September 15, 2023 (the “HB Settlement Agreement”), by and among Cove Lane Onshore Fund, LLC, HBC Investments LLC, Hudson Bay Capital Management LP and the Company, or the Securities Purchase Agreement (as defined in the HB Settlement Agreement). For the avoidance of doubt, the indemnification obligations set forth in this Section 4.10 shall not be (A) qualified by, limited or reduced in any respect as a result of disclosures provided in the Disclosure Schedules or elsewhere in this Agreement or in any other Transaction Document, or (B) affected by any knowledge acquired (or capable of being acquired) by any Initial Purchaser Party at any time, whether before, on or after the Closing Date or the execution and delivery of this Agreement or the other Transaction Documents, with respect to the accuracy or inaccuracy of any of the representations, warranties, covenants or agreements provided herein or therein or of any other matter that is subject to the indemnification obligations provided in this Section 4.10 or in any other Transaction Document. If any action shall be brought against any Initial Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Initial Purchaser Party shall promptly notify the Company in writing, and, the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to an Initial Purchaser Party. Any Initial Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser Party except to the extent that (A) the employment thereof has been specifically authorized by the Company in writing, (B) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or the Company lacks resources (including available funds) reasonably sufficient to conduct such defense (as determined in good faith by an Initial Purchaser Party after consultation with the Company), or (C) in such action there is, in the reasonable opinion of counsel a material conflict on any material issue between the position of the Company and the position of such Initial Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Initial Purchaser Party under this Agreement (y) for any settlement by an Initial Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Initial Purchaser Party’s breach of any of the representations under the Transaction Documents, the Oramed SPA, or the Senior DIP Facility. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Initial Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to Law.

4.11 Reservation and Listing of Warrant Shares.

(a) The Company shall maintain a reserve equal to the aggregate number of Warrant Shares from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the aggregate number of Warrant Shares subject to outstanding Warrants on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the aggregate number of Warrant Shares subject to outstanding Warrants at such time, as soon as possible and in any event not later than the 75th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering the Warrant Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Initial Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation the Warrant Shares on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(d) [reserved].

(e) Notwithstanding the foregoing, this Section 4.11 shall not apply in respect of an Exempt Issuance or the Subsequent Financing set forth on Schedule 4.13.

4.12 Sorrento Lock-Up. The Company shall not permit or cause any modification, amendment, revocation or waiver of the Sorrento Lock-Up Extension; provided, however, the Company and/or Sorrento may or may cause one or more amendments of the Sorrento Lock-Up Extension to extend the restrictions on transfer of shares of Common Stock received as a dividend or distribution by stockholders of Sorrento to a date that is later than March 31, 2024.

4.13 Variable Rate Transactions.

(a) [Reserved].

(b) From the date hereof until such time as the Initial Purchaser no longer holds any of the Warrants, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. The Initial Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c) Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of (i) the issuance of any shares of Common Stock in the underwritten offering the Company is currently contemplating with Cantor Fitzgerald & Co. under the Registration Statement on Form S-1, File No. 333-271401, which has not yet been declared effective by the Commission and (ii) an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, other than any issuances of shares of Common Stock under clause (d) of the definition of “Exempt Issuance”. For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, this Section 4.13 shall not prohibit the Company from entering into and effecting sales under the ATM Program or the ELOCs.

4.14 Equal Treatment of Initial Purchaser. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.

4.15 Certain Transactions and Confidentiality. The Initial Purchaser, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. The Initial Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, the Initial Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules (other than as disclosed to its legal and other representatives). Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) the Initial Purchaser makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) the Initial Purchaser shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities Laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.

4.16 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Initial Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Initial Purchaser at the Closing under applicable securities or “Blue Sky” Laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Initial Purchaser.

4.17 Capital Changes. Until the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Note Holders holding a majority in principal amount outstanding of the Note.

4.18 Treatment of Common Stock and Warrants Purchased from Sorrento. Immediately following the consummation of the Sorrento Repurchase, the 29,057,097 shares of the Company’s preferred stock, the 60,068,585 shares of the Company’s Common Stock. the warrants for the purchase of 4,490,617 shares of the Common Stock (other than the Transferred Warrants) acquired from Sorrento shall remain outstanding and shall be owned of record and beneficially by the BRE (as defined in the Note).

4.19 Tax Treatment. The Company, the Initial Purchaser and the Agent each agree (i) that the Note is debt for U.S. federal income tax purposes, (ii) that the Note is issued with original issue discount (“OID”), (iii) that the Note is not governed by the rules set out in Treasury Regulations Section 1.1275-4, and (iv) not to file any tax return, report or declaration inconsistent with the foregoing. The inclusion of this Section 4.19 is not an admission by the Initial Purchaser that it is subject to United States taxation.

Article V.
MISCELLANEOUS

5.1 Termination. This Agreement may be terminated solely by mutual written consent of the parties hereto; provided, however, that no such termination will affect the right of any party to sue for any breach by any other party (or parties). Section 4.10 and Section 5.2 shall survive any termination of this Agreement.

5.2 Fees and Expenses. The Company has agreed to reimburse the Initial Purchaser, at the Closing, for its reasonable and documented out-of-pocket legal and other advisor costs, fees and expenses (“Oramed Costs”) incurred by the Initial Purchaser through and including the Closing Date in connection with the Oramed SPA, the Senior DIP Facility, and the preparation, negotiation and review of this Agreement and the other Transaction Documents of up to $2,910,000 in the aggregate. The first $1,910,000 of such Oramed Costs shall be paid in cash at Closing by wire transfer of immediately available funds to such account(s) as are specified in writing by the Initial Purchaser and any portion of the Oramed Costs in excess of $1,910,000 (up to a maximum amount in excess of $1,000,000 (such amount, the “Initial Rolled Expense Amount”)) shall be reimbursed by adding such excess amount to the Principal Amount of the Note (collectively, the “Fees and Expenses Reimbursement”). For the avoidance of doubt, all Oramed Costs of H.C. Wainwright & Co., Proskauer Rose LLP, Gray Reed LLP, and Richards, Layton & Finger P.A. shall be deemed reasonable for purposes of the Fees and Expenses Reimbursement. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the reasonable and documented fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by the Initial Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Initial Purchaser.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder, under the Note or under any Security Document (unless otherwise expressly set forth in such Security Document) shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto. The address and notice information set forth on the signature pages hereto for the Initial Purchaser shall be deemed to be the address and notice information for the Initial Purchaser and any other Note Holder until such time as the Company shall have received written notice from any Note Holder of a different address and notice information (which, for the avoidance of doubt, shall include an email address) for such Note Holder. Each party hereto and each Note Holder may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company, Agent and the Initial Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any amendment effected in accordance with this Section 5.5 shall be binding upon the Initial Purchaser and each holder of Securities and the Company and the Agent.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Initial Purchaser (other than by merger). The Initial Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Initial Purchaser assigns or transfers the Note or any Warrants, provided that such transferee agrees in writing to be bound, with respect to the Note or Warrants, by the provisions of the Transaction Documents that apply to the “Initial Purchaser” and as further required by the provisions of this Section 5.7. For the avoidance of doubt, (a) the Initial Purchaser may transfer its agreement to purchase the Note to an Affiliate to the Closing Date, provided that such transferee executes this Purchase Agreement and the transferor remains liable for the obligations of the Affiliate transferee, and (b) the Notes, Warrants, and other Securities shall be transferable by the Initial Purchaser in accordance with the terms thereof and hereof and thereof and in accordance with any applicable securities Laws. The parties to each assignment shall execute and deliver to the Company and the Agent an Assignment and Assumption in the form of Exhibit G hereto acceptable to the Agent and any tax form required by the Agent, together with a processing and recordation fee of $3,500; provided that the Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee shall deliver to the Agent an administrative questionnaire as requested by the Agent. Beneficial ownership of the Notes will only be shown on, and transfers thereof will be effected only through, the books and records of the Agent. The Agent shall not record upon its books and records any transfer of any Notes except in accordance with the terms and conditions of this Agreement.  Any purported sale, transfer or assignment of Notes in express violation of such terms and conditions shall be void ab initio and shall not be recognized by the Company or the Agent.

5.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the federal courts located in New York, New York. Each party hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Note Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Note Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that, in the case of a rescission of an exercise of a Warrant, the Initial Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Initial Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Initial Purchaser’s right to acquire such shares pursuant to the Initial Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, the Initial Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The Initial Purchaser and the Company agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to Note Holder pursuant to any Transaction Document or a Note Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury Laws wherever enacted, now or at any time hereafter in force, in connection with any Action or Proceeding that may be brought by any Note Holder in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable Law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by Law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable Law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Note Holder with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Note Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Note Holder’s election.

5.18 Independent Nature of Note Holders’ Obligations and Rights. The obligations of each Note Holder under any Transaction Document are several and not joint with the obligations of any other Note Holder, and no Note Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Note Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Note Holder pursuant hereto or thereto, shall be deemed to constitute the Note Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Note Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Note Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Note Holder to be joined as an additional party in any Proceeding for such purpose. The Company has elected to provide all Note Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Note Holders.

5.19 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.21 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.22 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

5.23 Correction of Transaction Documents. The Initial Purchaser and the Agent (at the written direction of the Required Holders) may correct patent errors and fill in any blanks in the Transaction Documents consistent with the agreement of the parties with five (5) days prior written notice to the Company.

5.24 Amendment and Restatement. This Agreement and the Note, following the consummation of the DIP Assumption, amend and restate and replace in its entirety the Senior DIP Facility, and the obligations set forth herein and in the other Transaction Documents amend and restate and replace in their entirety the DIP Facility Obligations, and any additional documentation governing the Senior DIP Facility shall be deemed to be cancelled, terminated, and extinguished, and replaced in their entirety with the Transaction Documents.

Article VI.
THE AGENT

6.1 Appointment and Authorization. Each Note Holder hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Note Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement or any other Transaction Document. Each Note Holder hereby acknowledges and agrees that the Agent shall not have any duties or responsibilities except those expressly set forth herein and in the other Transaction Documents. The Agent shall not have or be deemed to have any fiduciary relationship with any Note Holder or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent in such capacity. Without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Transaction Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The permissive authorizations, entitlements, powers and rights (including the right to request that the Company take an action or deliver a document and the exercise of remedies following an Event of Default as provided herein) granted to the Agent herein shall not be construed as duties. The Agent shall not have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held uninvested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers, protections, immunities and indemnities granted to the Agent herein shall apply to any document entered into by the Agent in connection with its role as Agent under the Transaction Documents. Except to the extent expressly provided otherwise herein, the Required Holders shall have the right to direct the Agent in all matters concerning the Transaction Documents.

6.2 Delegation of Duties. The Agent may execute any and all of its duties and exercise its rights and powers under this Agreement or any other Transaction Document by or through agents, sub-agents, employees or attorneys in fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Agent shall not be responsible for the supervision, negligence or misconduct of any agent or attorney in fact that it selects with due care. Any such delegation made shall not preclude the subsequent exercise of those rights and powers by the Agent, any revocation of such delegation or any subsequent delegation of any such rights, powers, authorities and discretions.

6.3 Default; Collateral.

(a) Upon the occurrence and during the continuance of a Default or an Event of Default, the Note Holders agree that Required Holders shall have the sole right to determine a course of action for the enforcement of the rights of the Note Holders, and the Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Agent shall have received written instructions from the Required Holders (email being sufficient). All rights of action under the Transaction Documents and all rights to the Collateral, if any, hereunder and thereunder may be enforced by the Agent (at the written direction of the Required Holders) and any suit or proceeding instituted by the Agent in furtherance of such enforcement shall be brought in its name as the Agent without the necessity of joining as plaintiffs or defendants any Note Holder, and the recovery of any judgment shall be for the benefit of the Note Holders subject to the reasonable and documented fees, expenses and other amounts payable to the Agent. In actions with respect to any Collateral or other property or assets of the Company or any of its Subsidiaries, the Agent is acting for the benefit of each Note Holder. Each Note Holder authorizes and directs the Agent to enter into the Transaction Documents to which it is a party on the date hereof on behalf of and for the benefit of the Note Holders.

(b) Except to the extent that the consent of such Note Holder is required under the terms of this Agreement, each Note Holder agrees that any action taken by the Required Holders in accordance with the provisions of the Transaction Documents, and the exercise by the Required Holders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized by and binding upon, all of the Note Holders.

(c) The Agent is hereby authorized (but not obligated) on behalf of the Note Holders, without the necessity of any notice to or further consent from any Note Holder, from time to time to take any action with respect to any property, Collateral or Transaction Documents which may be necessary to create, perfect and maintain perfected Liens upon the Collateral and the properties granted pursuant to the Transaction Documents.

(d) The Agent shall not have any obligation whatsoever to any Note Holder or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Agent pursuant to the Transaction Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to the Agent in any of the Transaction Documents; IT BEING UNDERSTOOD AND AGREED THAT IN RESPECT OF THIS AGREEMENT OR ANY TRANSACTION DOCUMENT, OR ANY ACT, OMISSION OR EVENT RELATED THERETO, THE AGENT SHALL NOT HAVE ANY LIABILITY WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTION DOCUMENTS TO ANY PERSON IN THE ABSENCE OF ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NON-APPEALABLE JUDGMENT. Notwithstanding anything contained in the Transaction Documents or otherwise to the contrary, except as directed by the Required Holders or as otherwise expressly set forth herein or in the other Transaction Documents, the Agent shall not have any duty to (i) file or prepare any financing or continuation statements or record any documents or instruments in any public office for purposes of creating, perfecting or maintaining any Lien or security interest created under the Transaction Documents; (ii) take any necessary steps to preserve rights against any parties with respect to any Collateral; or (iii) take any action to protect against any diminution in value of the Collateral.

(e) The Note Holders hereby irrevocably authorize the Agent to release any Lien granted to or held by the Agent upon any Collateral: (i) when the Notes have been paid in full in cash, (ii) solely with respect to the Liens on the subject Collateral, in connection with any disposition expressly permitted under the Transaction Documents, or (iii) solely with respect to the Liens on the subject Collateral, in connection with such Collateral becoming Excluded Collateral as expressly permitted under the Transaction Documents. In addition, the Note Holders irrevocably authorize the Agent to release Liens upon the Collateral as otherwise contemplated herein and in the other Transaction Documents if approved and authorized in writing by the Required Holders. Upon request by the Agent at any time, the Required Holders (or such other number or percentage of Note Holders as is required hereunder) will confirm in writing the Agent’s authority to release particular types or items of the Collateral pursuant to this Section 6.3(e) and the Agent shall be entitled to conclusively rely, and shall be fully protected in so relying, upon the authorization of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). In the absence of such confirmation, the Agent shall be entitled to refrain from granting any release under this Section 6.3(e).

(f) In furtherance of the authorizations set forth in this Section 6.3, each Note Holder hereby irrevocably appoints the Agent as its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Note Holder (i) to enter into the Transaction Documents, (ii) to take action with respect to the Collateral and Transaction Documents to create, perfect, maintain and preserve the Agent’s Liens therein, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Loan or to release any Guarantor to the extent authorized herein or in the other Transaction Documents. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Agent’s power, as attorney, relative to the matters described in this Section 6.3. The powers and authorities herein conferred on the Agent may be exercised by the Agent through any Person who, at the time of the execution of a particular instrument, is an officer of the Agent (or any Person acting on behalf of the Agent pursuant to a valid power of attorney). The power of attorney conferred by this Section 6.3(f) to the Agent is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Note, or any part thereof, shall remain unpaid.

6.4 Liability of Agent.

(a) Neither the Agent nor any of its Related Parties shall:

(i) BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT IN CONNECTION WITH ITS DUTIES EXPRESSLY SET FORTH HEREIN AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT); PROVIDED THAT NO ACTION TAKEN OR NOT TAKEN BY THE AGENT AT THE DIRECTION OF THE REQUIRED HOLDERS (OR SUCH OTHER NUMBER OR PERCENTAGE OF NOTE HOLDERS AS IS REQUIRED HEREUNDER) SHALL BE CONSIDERED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT, or

(ii) be responsible in any manner to any Note Holder or any other Person for any recital, statement, representation or warranty made by the Company or any officer thereof, contained herein or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for the priority of any liens purported to be created by any of the Transaction Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any Collateral, or to make any inquiry respecting the performance by the Company of its obligations hereunder or under any other Transaction Document, or for any failure of the Company or any other party to any Transaction Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company.

(b) The Agent shall not be required to use, risk or advance its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder. In no event shall the Agent be liable, directly or indirectly, for any special, indirect, punitive or consequential damages, even if the Agent has been advised of the possibility of such damages and regardless of the form of action.

(c) Notwithstanding any other provision of this Agreement or the other Transaction Documents, the Agent shall not be liable for any action taken or not taken by it with the consent or at the request or direction of the Required Holders (or such other number or percentage of Note Holders as is required hereunder). The Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing. The Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Transaction Document or applicable law.

(d) The Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including any act or provision of any present or future law or regulation or governmental authority; acts of God; earthquakes; fires; floods; wars; terrorism; civil or military disturbances; sabotage; epidemics; pandemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions; or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

(e) The Agent shall have no obligation to file or record any financing statements, notices, instruments, documents, agreements, consents or other papers as shall be necessary to (i) create, preserve, perfect or validate any security interest granted to the Agent pursuant to any Transaction Document or (ii) enable the Agent to exercise and enforce its rights under any Transaction Document. In addition, the Agent shall have no responsibility or liability (i) in connection with the acts or omissions of any Person in respect of the foregoing or (ii) for or with respect to the legality, validity and enforceability of any security interest created in the Collateral or priority of such security interest.

(f) Whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent (except in connection with the Agent’s ability to enter into any amendment to the Agent Fee Letter or any other Transaction Document to which it is a party when such amendment affects the rights and obligations of the Agent, each of which shall be made in the Agent’s sole discretion), it is understood that in all cases that the Agent shall not have any duty to act, and shall be fully justified in failing or refusing to take any such action, if it has not received written instruction, advice or concurrence (email being sufficient) from the Required Holders in respect of such action.

6.5 Reliance by Agent.

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, facsimile or email, statement or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and shall be entitled to consult and seek advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. Delivery of reports, documents and other information to the Agent is for informational purposes only and the Agent’s receipt of the foregoing shall not constitute constructive knowledge of any event or circumstance or any information contained therein or determinable from information contained therein. Information contained in notices, reports or other documents delivered to the Agent and other publicly available information shall not constitute actual or constructive knowledge. Knowledge of or notices or other documents delivered to the Agent in any capacity shall not constitute knowledge of or delivery to the Agent in any other capacity under the Transaction Documents or to any affiliate or other division of the Agent.

(b) Notwithstanding any provision of this Agreement or the other Transaction Documents to the contrary, before taking or omitting any action to be taken or omitted by the Agent under the terms of this Agreement and the other Transaction Documents, the Agent may seek the written direction of the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement), which written direction may be in the form of an email, and the Agent is entitled to rely (and is fully protected in so relying) upon such direction. If the Agent requests such direction with respect to any action, the Agent shall be entitled to refrain from such action unless and until the Agent has received such direction, and the Agent does not incur liability to any Person by reason of so refraining. In the absence of an express statement in the Transaction Documents regarding which Note Holders shall direct in any circumstance, the direction of the Required Holders shall apply and be sufficient for all purposes. If the Agent so requests, it must first be indemnified to its satisfaction by the Note Holders against any and all reasonable and documented fees, losses, liabilities and expenses which may be incurred by the Agent by reason of taking or continuing to take, or omitting, any action directed by the Required Holders (or such other number or percentage of Note Holders as is required under this Agreement) prior to having any obligation to take or omit to take any such action. Any provision of this Agreement or the other Transaction Documents authorizing the Agent to take any action does not obligate the Agent to take such action.

(c) The Agent shall be entitled to rely upon advice of counsel concerning legal matters and such advice shall be full protection and authorization for any action taken by the Agent in good faith thereon.

(d) If at any time the Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of any Collateral), the Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate in good faith, and if the Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

(e) If the Agent shall reasonably require any information to perform its duties under the Transaction Documents, the Company shall, to the extent it has such information, provide such information promptly upon request.

(f) Whether or not so expressly stated therein, in entering into, or taking (or forbearing from) any action under pursuant to, the Transaction Documents, the Agent shall have all of the rights, immunities, indemnities and other protections granted to it under this Agreement (in addition to those that may be granted to it under the terms of such other agreement or agreements).

(g) [reserved].

(h) [reserved]

(i) The Note Holders and any transferees or assignees after the Closing Date will be required to provide to the Agent or its agents all information, documentation or certifications reasonably requested by the Agent to permit the Agent to comply with its tax reporting obligations under applicable laws, including any applicable cost basis reporting obligations.

6.6 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless a responsible officer of the Agent shall have received written notice from a Note Holder or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. The Agent shall promptly notify the Note Holders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Holders.

6.7 Successor Agent. The Agent may (i) resign at any time upon 30 days’ notice to the Note Holders with a written copy of such notice to the Company or (ii) be terminated by the Required Holders. If the Agent resigns or is terminated under this Agreement, the Required Holders shall appoint a successor agent. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights (other than any rights of reimbursement for any costs, expenses, indemnities or other amounts due and owing to the Agent prior to the resignation or removal thereof), powers and duties of the retiring Agent, the retiring Agent shall be discharged from all of its duties and obligations hereunder and under the other Transaction Documents and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation or termination hereunder, the provisions of this Article VI and Section 6.7 shall inure to the benefit of such retiring Agent, its sub-agents or attorneys in fact and as to any actions taken or omitted to be taken by any of them while the retiring Agent was the Agent under this Agreement. If no successor agent has accepted appointment as the Agent by the date which is 30 days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless become effective and the Initial Purchaser shall perform all of the duties of the Agent hereunder until such time, if any, as the Required Holders appoint a successor agent as provided for herein; provided that in the case of any security held by the Agent on behalf of the Note Holders under the Transaction Documents, the retiring Agent shall continue to hold such security in a custodial capacity only until such time as a successor agent is appointed or deposit such security with a court of competent jurisdiction (at the reasonable expense of Note Holders). Any Person into which the Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any Person succeeding to the business of the Agent shall be the successor of the Agent without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

6.8 Discretionary Acts and Solicitation of Note Holder Consent. Notwithstanding anything else to the contrary herein or in the other Transaction Documents, whenever reference is made in this Agreement or any other Transaction Document to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Agent, it is understood that the Agent shall be acting at the written direction of the Required Holders or that percentage of the Note Holders as required under the specific circumstance otherwise provided for hereunder and shall be fully protected in acting pursuant to such directions.

6.9 Expenses; Indemnity.

(a) The Company agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agent in connection with the preparation and administration of this Agreement and the other Transaction Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Agent in connection with the enforcement or protection of its or the Note Holders’ rights in connection with this Agreement and the other Transaction Documents including the reasonable and documented out-of-pocket fees, charges and disbursements of counsel for the Agent (limited to a single counsel for Agent and a single local counsel for Agent in each relevant jurisdiction). The Company agrees to pay and reimburse the Agent for its reasonable and documented out-of-pocket legal costs and expenses paid or incurred by the Agent through and including the Closing Date in connection with the preparation, negotiation and review of this Agreement and other Transaction Documents.

(b) The Company agrees to indemnify the Agent and its respective partners, controlling persons, legal counsel, directors, trustees, officers, employees, members, agents, administrators, managers, representatives and advisors and affiliates (each, an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees (limited to a single counsel for Agent and a single local counsel for Agent in each relevant jurisdiction), charges and disbursements (collectively, “Losses”), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation the transactions contemplated thereby, (ii) the enforcement of this Agreement (including the indemnification set forth in this Section 6.9(b)) and any other Transaction Document, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company or any of their respective Affiliates); provided that (x) any indemnity provided herein shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the Indemnitee in its capacity as Agent, and (z) with respect to the Agent and the other Indemnitees (as defined in this paragraph) only, the foregoing indemnification provisions shall be in lieu of and not in addition to the indemnification provisions set forth in Section 4.10 of this Agreement.

(c) Each Note Holder shall indemnify, reimburse and hold harmless the Indemnitees, in each case, to the extent that the Company for any reason fails to pay any amount required to be paid by it to any such Indemnitee under clause (a) or (b) of this Section 6.9 within 60 days of written notice to the Company of such Loss, and without limiting the obligation of the Company to so indemnify, based on and to the extent of such Note Holder’s pro rata share of the aggregate outstanding Principal Amount of the Notes (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, on a several basis), from and against (i) all unreimbursed expenses of such Indemnitee due and owing under clause (a) of this Section 6.9 and (ii) any and all Losses, incurred by or asserted against such Indemnitee arising out of, in connection with, or as a result of (A) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (B) the enforcement of this Agreement (including the indemnification set forth in this Section 6.9(c)) and any other Transaction Document, or (C) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Company); provided that (x) any indemnity provided herein shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, and (y) in each case, any reimbursement or indemnity, as the case may be, was incurred by or asserted against the Indemnitee in its capacity as Agent. For purposes of determining each Note Holder’s “pro rata share,” if such unreimbursed expense or indemnity payment is sought after the date on which the Notes have been paid in full, such determination of each Note Holder’s “pro rata share” shall be made based on the aggregate outstanding Principal Amount immediately prior to the Note being paid in full.

(d) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, and each Indemnitee shall not assert, and hereby waives, any claim against the Company, in each case, on any theory of liability, for special, indirect, incidental, consequential (including lost profits) or punitive damages arising out of, in connection with, or as a result of, this Agreement, any agreement or instrument contemplated hereby, or the other Transaction Documents, regardless of the form of action and whether or not any such damages were foreseeable or contemplated.

(e) The provisions of this Section 6.9 shall survive, remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Notes, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document, any investigation made by or on behalf of the Agent or any Note Holder, or the resignation or replacement of the Agent. Subject to Section 6.9(c), all amounts due under this Section 6.9 shall be payable on written demand therefor

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

SCILEX HOLDING COMPANY	Address for Notice: 960 San Antonio Rd., Palo Alto, CA 94303 Attention: Stephen Ma Telephone: (408) 891-8341
Email: sma@scilexholding.com

By:	/s/ Jaisim Shah
Name: Jaisim Shah
Title: Chief Executive Officer and President

With a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Elizabeth Razzano

Telephone: (650) 320-1895

E-mail: elizabethrazzano@paulhastings.com

AGENT:

ACQUIOM AGENCY SERVICES LLC

By:	/s/ Beth Cesari
Name: Beth Cesari
Title: Senior Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR THE INITIAL PURCHASER FOLLOWS]

INITIAL PURCHASER:

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name: Nadav Kidron
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Ehud Barak; James P. Gerkis

E-mail: ebarak@proskauer.com;

jgerkis@proskauer.com

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Initial Purchaser: Oramed Pharmaceuticals, Inc.

Signature of Authorized Signatory of Initial Purchaser: /s/ Nadav Kidron

Name of Authorized Signatory: Nadav Kidron

Title of Authorized Signatory: Chief Executive Officer

Email Address of Authorized Signatory: nadav@oramed.com

Address for Notice to Initial Purchaser:

1185 Avenue of the Americas,

Third Floor

New York, NY 10036

Attn: Josh Hexter

Principal Amount: $ 101,875,000.00 (including the Initial Rolled Expense Amount)